Exhibit 99.1

Surf Air Mobility Receives Continued Listing Standard Notice from NYSE

Surf Air Mobility continues to trade on the NYSE under ticker symbol SRFM.

LOS ANGELES — May 24, 2024 — Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility”), a leading regional air mobility platform, today announced that on May 20, 2024 it received notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with Section 802.01B of the NYSE Listed Company Manual (the "Minimum Market Capitalization Standard") because Surf Air’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders' equity was less than $50 million.

In accordance with NYSE procedures, Surf Air Mobility plans to submit a business plan advising the NYSE of the definitive action(s) Surf Air Mobility has taken, is taking, or plans to take to regain compliance with the listing standard, taking into consideration the additional stock price deficiency, within 45 days from receipt of the notice. If the NYSE approves Surf Air Mobility's business plan, Surf Air Mobility’s shares will continue to be listed and traded on the NYSE during the 18-month cure period, subject to its compliance with other NYSE continued listing standards. Surf Air Mobility has strong conviction in its strategic plan moving forward and the ability of its leadership team to execute on that plan.

The NYSE notice has no immediate impact on the listing of Surf Air Mobility’s Common Stock, and the Common Stock will continue to be listed and trade on the NYSE, subject to Surf Air Mobility’s compliance with other NYSE continued listing standards.

The notice is not anticipated to impact the ongoing business operations of Surf Air Mobility and its subsidiaries or its reporting requirements with the U.S. Securities and Exchange Commission.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform expanding the category of regional air travel to transform flying through the power of electrification. In an effort to substantially reduce the cost and environmental impact of flying and as the owner of the largest

Exhibit 99.1

commuter airline in the US, Surf Air Mobility intends to develop powertrain technology with its commercial partners to electrify existing fleets and bring electrified aircraft to market at scale. The management team has deep experience and expertise across aviation, electrification, and consumer technology.

Media Contacts

Press: press@surfair.com

Investors: investors@surfair.com

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s ability to regain compliance with NYSE rules and plans to cure the Minimum Market Capitalization Standard deficiency and any impacts of the deficiency on Surf Air Mobility’s business or operations. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the outcome of any stockholder approval that may be necessary to cure the stock price non-compliance; Surf Air Mobility’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; Surf Air Mobility’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of Surf Air Mobility’s common stock on the NYSE; and other risks and uncertainties discussed in Surf Air Mobility’s Annual Report on Form 10-K for the year ended December 31, 2023. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.